Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$290,601,439
Unrealized Gain (Loss) on Market Value of Futures	(392,157,560)
Dividend Income	189,869
Interest Income	800,745
ETF Transaction Fees	33,000
Total Income (Loss)	$(100,532,507)

Expenses
General Partner Management Fees	$1,216,000
Professional Fees	214,504
Brokerage Commissions	476,090
Non-interested Directors' Fees and Expenses	18,044
Prepaid Insurance Expense	14,088
NYMEX License Fee	40,533
SEC & FINRA Registration Expense	29,592
Total Expenses	$2,008,851
Net Income (Loss)	$(102,541,358)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$3,397,020,910
Additions (31,000,000 Shares)	343,726,037
Withdrawals (55,800,000 Shares)	(635,289,038)
Net Income (Loss)	(102,541,358)

Net Asset Value End of Month	$3,002,916,551
Net Asset Value Per Share (283,900,000 Shares)	$10.58

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612